K's Media Completes US$5 Million Unit Offering

Friday July 18, 2:03 pm ET

BEIJING, July 18 /Xinhua-PRNewswire/ -- K's Media (the "Company") (OTC Bulletin Board: KVME - News), a company engaged in specialized media and advertising activities in China, announced today that it has closed a financing transaction.

Effective July 17, 2008, the "Company" completed the sale of 1,666,667 units of its securities (the "Units"), with each Unit consisting of (a) one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), (b) a warrant to purchase one share of Common Stock at a purchase price of $6.00 per share of Common Stock (the "Group A Warrant"), and (c) a warrant to purchase one share of Common Stock at a purchase price of $9.00 per share of Common Stock (the "Group B Warrant"), for a purchase price of $3.00 per Unit. The aggregate proceeds from the sale of the Units, prior to expenses incurred in connection with the offer and sale of the Units, was $5,000,000.00. The Company sold the Units to a single investor pursuant to applicable exemptions from registration under the Securities Act of 1933, as amended, and the offering of the Units has now terminated. The Company expects to use the net proceeds from the sale of the Units for working capital and general corporate purposes.

About the Company:

The Company targets premium brand advertisers by placing their commercials in KTV lounges in China. Attempts to reach high-end consumers through traditional advertising channels with powerful and visually appealing presentations may be costly and inefficient. The Company believes that placing ads in KTV lounges is both innovative and unique and could prove to be a highly effective method of advertising. KTV lounges are popular in Asia, providing private rooms with karaoke systems which are used for group entertainment or business purposes. The Company believes that advertising on KTV screens offers an impressive and influential way to target high-end consumers.

On January 18, 2008, the Company completed a Share Exchange Agreement with Orient Come Holdings Ltd and Beijing K's Media Advertising Ltd. Co., which transferred the Company from mineral exploration to the media and advertising market.

Forward-looking Statements:

Certain statements made in this press release are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from any future results, performance, or achievements implied by such forward-looking statements. Statements in this press release that are forward-looking statements are based largely on our current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations, and objectives and financial needs. Actual results may differ materially from expected results including with respect to the following factors: correct measurement and identification of factors affecting the Company's business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which the Company's business plan is based or the success of its business strategy, including, but not limited to, the availability of financing on acceptable terms necessary to continue the deployment of the Company's advertising network, acquisitions of necessary devices in the markets in which the Company intends to deploy its advertising systems, and the impact of rules and regulations promulgated by regulatory agencies in the countries in which the Company operates. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason, except as required by law.

For more information, please contact:

K's Media

Yan Zhuang
Tel:     +1-888-685-3791
Email:   investor@mediaks.cn
Website: http://www.mediaks.cn

Source: K's Media